Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2023 relating to the financial statements of Twin Vee Powercats Co. as of and for the years ended December 31, 2022 and 2021, included in the Company’s Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 30, 2023.

Grassi & Co., CPAs, P.C.

Jericho, New York

April 25, 2023